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                                                                    Exhibit 99.1


[LOGO OF ONVIA]

For Immediate Release

Contact:        Don Bowler                        Gretchen Sorensen
                VP Investor Relations             VP Corporate Affairs
                (206) 373-9506                    (206) 373-9082
                dbowler@onvia.com                 gsorensen@onvia.com


     Onvia Names Michael D. Pickett Chairman and Chief Executive Officer

Seattle, -- (April 5, 2001) Onvia.com, Inc. (NASDAQ: ONVI), providing powerful online opportunities for business and government announced today that Michael D. Pickett has been appointed to the positions of chief executive officer and chairman. Pickett will replace Glenn Ballman, the company's founder, who has resigned from his roles as a director, chairman and chief executive officer of the company. Pickett will assume the new roles immediately, while continuing to serve as president.

Pickett served as chairman of the board from January 1999 until August 2000, when he joined Onvia on a full time basis as president and chief operating officer, with responsibility for day-to-day management and operations. He has overseen the company's change in strategic direction, which has resulted in an acceleration of its projected path to profitability. During this period, key actions have included outsourcing the products business, divesting of business units, acquiring B2G capability, and substantially rebuilding the management team, while significantly lowering the operating cash burn rate.

"I have been fortunate to have had the opportunity to work closely with the people at Onvia over the past two years and have watched them build this company and establish a position in the B2B market," stated Pickett. "My 30 years of management experience will be very applicable to the opportunities ahead, as we move toward dominating the B2G market and continuing on our path to profitability."

Ballman will shift the focus of his energies from management of Onvia to assisting startup companies with his extensive experience. "When I founded this company four years ago, it was to help businesses take advantage of opportunities presented by using the Internet," Ballman stated. "It has been exhilarating to have been at the helm of Onvia as it has transformed from a start-up to a publicly traded industry leader in the B2B and B2G sectors.

"Mike Pickett's extensive experience in building companies has been critical to our progress -- both in his capacity as chairman, and most recently as president," Ballman continued. "The company has gone through enormous growth and change in the past year and Mike is perfectly suited to lead Onvia into the next phase of its development."

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page 2 - Onvia Names Michael D. Pickett Chairman and Chief Executive Officer

About Onvia

Onvia.com, Inc. (NASDAQ: ONVI), provides a better way for business and government to find opportunities online. The company is valued by businesses and government agencies seeking new customers or suppliers, or revenue opportunities and operating efficiencies. Onvia also offers a quick and cost-effective method of distributing requests for proposals and quotes from nearly 300 government agencies nationwide to our network of more than 17,000 subscribing suppliers. For more information, contact Onvia.com, Inc: 1260 Mercer St, Seattle, WA 98109.
Tel: 206/282-5170, fax: 206/373-8961, or visit www.onvia.com.

This release contains, in addition to historical information, forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs, and involve risks and uncertainties, including statements regarding improvement in the company's financial performance, the company's path to profitability, and the progress and benefits of the company's execution of its business plan. The company's actual results could differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the company's failure to realize all the intended cost-saving benefits of reductions in staff; the failure of the outsourced products business to leverage the Onvia brand in retaining and attracting customers; customers' and other third parties' dissatisfaction with the provision of products and services under the outsourcing agreement; the company's failure to anticipate expenditures which could significantly increase the company's operating costs and cash burn rate; the company's inability to manage the risks and liabilities associated with divesture of business units; costs related to acquisitions; fluctuating market prices that could cause difficulties in the company's acquisition strategies; the company's failure to retain and hire key executives, technical personnel and other employees; the difficulty the market may have in valuing the company's evolving business model; and the company's failure to further identify, develop, and achieve commercial success for new products and services.

For a detailed discussion of these and other cautionary statements, please refer to the company's filings with the Securities and Exchange Commission (SEC) including Onvia's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC on April 2, 2001.

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